UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2019

CAPSTONE TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

16640 Stagg Street,
Van Nuys, California	91406
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $.001 per share	CPST	NASDAQ Capital Market
Series B Junior Participating Preferred Stock Purchase Rights

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 4, 2019, the Board of Directors (the “Board”) of Capstone Turbine Corporation (“the Company”) voted to increase the size of the Board from seven directors to eight directors and appointed Robert F. Powelson to the Board to fill the resulting vacancy. Mr. Powelson will also serve on the Nominating and Corporate Governance Committee.

Since June 2018, Mr. Powelson has served as the President and Chief Executive Officer of the National Association of Water Companies (“NAWC”). Prior to joining NAWC, Mr. Powelson was nominated to the Federal Energy Regulatory Commissioner (“FERC”) by President Donald J. Trump in May 2017, confirmed by the U.S. Senate in August 2017, and served as a member of FERC until August 2018. Prior to his appointment to FERC, Mr. Powelson served on the Pennsylvania Public Utility Commission (“PUC”) from June 2008 to August 2017, and served as the PUC’s chairman from February 2011 to May 2015. Mr. Powelson also served on Pennsylvania’s Marcellus Shale Advisory Commission from March 2011 to July 2011. Prior to joining the PUC, Mr. Powelson served as president of the Chester County Chamber of Business & Industry from February 1994 to July 2008. Mr. Powelson was also a past president of the National Association of Regulatory Utility Commissioners (“NARUC”), where he also was a member of the board of directors from March 2011 to July 2017. Mr. Powelson served as chairman of the NARUC Committee on Water and Power and represented the Water Committee on NARUC’s Task Force on Climate Policy. Mr. Powelson holds a Masters of Governmental Administration from the University of Pennsylvania and a Bachelor of Arts from St. Joseph’s University.

Mr. Powelson’s term as a director will continue until the next annual meeting of the Company’s stockholders, scheduled for August 29, 2019 (the “Annual Meeting”), when at which time he will stand for re-election. After review of Mr. Powelson’s experience and qualifications, the Company’s Nominating and Corporate Governance Committee recommended Mr. Powelson to the Board for approval.

As a non-employee director, Mr. Powelson will participate in the Company’s standard non-employee director compensation arrangements. Under the terms of those arrangements, Mr. Powelson will receive, among other things, annual compensation of $35,000 for his service on the Board, $5,000 for his service on the Nominating and Governance Committee and an annual grant of restricted stock units (“RSU”) with a market value of approximately $50,000, based on the value of the Company’s Common Stock on the date of grant. These RSUs will be granted on the date of the Annual Meeting with one year vesting. In addition, Mr. Powelson will receive an initial grant of prorated RSUs with a market value of $12,500 that will vest in one year from the grant date. The Company has also entered into its standard form of Indemnification Agreement with Mr. Powelson in connection with his appointment to the Board.

There are no arrangements or understandings between Mr. Powelson, on the one hand, and any other persons, on the other hand, pursuant to which Mr. Powelson was selected as a director. Mr. Powelson is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On June 10, 2019, the Company issued a press release announcing the appointment of Mr. Powelson to the Board. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
99.1	Press Release of Capstone Turbine Corporation, dated June 10, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: June 10, 2019	By:	/s/ Jayme L. Brooks
Name: Jayme L. Brooks
Title: Executive Vice President & Chief Financial Officer (Principal Financial Officer)